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                                 EXHIBIT 24.1

                               POWER OF ATTORNEY
                               -----------------


     Each of the undersigned directors and/or officers of Cray Computer Corporation (the "Company") hereby authorizes William G. Skolout, the Chief Financial Officer of the Company, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution: (1) to sign in the name of each such person in any and all capacities and file with the Securities and Exchange Commission the Company's annual report on Form 10-K for the fiscal year ended December 31, 1994, and any and all amendments to such annual report; and (2) to take any and all actions necessary or required in connection with such annual report and amendments to comply with the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the 17th day of April, 1995.



                              /s/ SEYMOUR R. CRAY
                              ----------------------------
                              Seymour R. Cray, Director


                              /s/ JEAN-LOUIS GASSEE
                              ----------------------------
                              Jean-Louis Gassee, Director


                              /s/ THOMAS A. LONGO
                              ----------------------------
                              Thomas A. Longo, Director